UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 5, 2016, Archer Daniels Midland Company (the “Company”) held its 2016 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2016 Annual Meeting were elected as follows:

Nominee	For	Against	Abstain	Broker Non- Votes
A. L. Boeckmann	442,173,676	8,088,144	778,687	53,113,646
M. H. Carter	423,892,341	26,425,625	722,541	53,113,646
T. K. Crews	447,133,929	3,102,424	804,154	53,113,646
P. Dufour	445,760,302	4,486,883	793,322	53,113,646
D. E. Felsinger	446,632,837	3,555,289	852,381	53,113,646
J. R. Luciano	419,069,866	25,534,817	6,435,824	53,113,646
A. Maciel	445,232,948	4,955,893	851,666	53,113,646
P. J. Moore	425,072,151	25,130,568	837,788	53,113,646
F. Sanchez	445,563,485	4,636,705	840,317	53,113,646
D. A. Sandler	448,174,899	2,095,460	770,148	53,113,646
D. Shih	444,532,999	5,664,611	842,897	53,113,646
K. R. Westbrook	437,370,869	12,808,089	861,549	53,113,646

Proposal No. 2. The appointment of Ernst & Young LLP as independent accountants for the year ending December 31, 2016 was ratified at the meeting by the following votes:

For	Against	Abstain
496,783,746	6,535,037	835,370

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non- Votes
417,278,283	32,065,782	1,696,442	53,113,646

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 9, 2016	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel, and Secretary